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                                   EXHIBIT 21

                    SUBSIDIARIES OF LINDSAY MANUFACTURING CO.

                                                                 Ownership
                                                                Percentage
                                                                ----------
Lindsay International Sales Corporation - Delaware (Inactive)      100%

Lindsay Transportation, Inc. - Nebraska                            100%

Lindsay - Irrigation Pty., Ltd. - Australia (Inactive)             100%

Lindsay Europe SAS - France                                        100%

Irrigation Specialists, Inc. - Delaware                            100%

Lindsay America do Sul Ltda. - Brazil                              100%

Lindsay Manufacturing Africa (PTY) Ltd - South Africa              100%

LMC Professional Supply, Inc. - Delaware (Inactive)                100%


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